EXHIBIT 32.1

SECTION 906 CERTIFICATION

In connection with the accompanying Quarterly Report on Form 10-Q of Loop Industries, Inc. for the quarter ended August 31, 2017, the undersigned, Daniel Solomita, President and Chief Executive Officer of Loop Industries, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Quarterly Report on Form 10-Q for the quarter ended August 31, 2017, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in such Quarterly Report on Form 10-Q for the quarter ended August 31, 2017, fairly presents, in all material respects, the financial condition and results of operations of Loop Industries, Inc.

Date: October 10, 2017	By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer (principal executive officer)